Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, William H. Schafer, Executive Vice President and Chief Financial Officer of Developers Diversified Realty Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1) The annual report on Form 10-K of the Company for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer
February 27, 2009